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                                 AMENDMENT NO. 1
                                       TO
                                LICENSE AGREEMENT



     THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT ("Amendment") is entered into effective as of April 28, 1997, by and among KREG Operating Co., a Delaware corporation ("Licensee"), Donald M. Koll ("Koll") and The Koll Company, a California corporation ("TKC") (Koll and TKC are collectively referred to herein as "Licensors").

                                    RECITALS

     A. The parties have previously entered into that certain License Agreement dated as of September 30, 1993 (the "License").

     B. Licensee's 100% parent company, Koll Real Estate Group, Inc. (the "Company") has proposed to effect a recapitalization (the "Recapitalization") as set forth in that certain Registration Statement on Form S-4, Registration No. 333-22121, including any amendments thereto.

     C. In connection with the Recapitalization, the parties hereto wish to amend the termination provisions of the License in order to permit the Recapitalization and to add to the events which may cause a termination of the License.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the terms of Section 4 of the License entitled "Term; Termination" shall be amended and restated to read in full as follows:

     "4. TERM; TERMINATION. The License granted hereunder shall be effective as of the date of this Agreement and shall remain in effect for ten (10) years, unless earlier terminated as set forth below.
     This Agreement shall be automatically renewed for an unlimited number of additional ten (10) year periods, unless earlier terminated as set forth below. This Agreement and the license granted hereunder shall terminate on the first to occur of the following: (a) upon consummation of the Recapitalization, and the occurrence of any one of the following: (i) the resignation of Koll as an officer and director of the Company after the first anniversary of the Recapitalization,
     (ii) the resignation of Koll as an officer and director of the Company at any time following the consummation of the Recapitalization in the event the Board of Directors of the Company duly resolves to authorize any sale of all or substantially all of the properties or interests in the properties of the Company, any merger or consolidation of the Company with any other entity, other than a merger or consolidation in which the Company will control the merged or


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     consolidated entity, any dissolution of the Company, any cessation of a present operation of the Company or any other extraordinary corporate transaction involving properties or interest in property of the Company,
     (iii) the removal of Koll from his positions as an officer or director of the Company, or (iv) the failure to elect Koll to such offices at any future meeting of stockholders held after consummation of the Recapitalization; (b) either of the Licensors delivers written notice to Licensee that Licensee has materially breached any of its covenants or agreements set forth in the License and Licensee does not cure such breach within thirty (30) days after delivery of such notice; (c) Licensee defaults in the payment of any amounts required to be paid to either of the Licensors under the Purchase Agreement and such default continues for a period of ten (10) days following delivery of written notice of such payment default by either of the Licensors to Licensee; (d) the mutual written consent of Licensors and Licensee; (e) pursuant to or within the meaning of Title 11, U.S. Code or any similar United States federal or state law for relief of debtors ("Bankruptcy Law") any of the following shall occur otherwise than in connection with the Recapitalization: (i) the commencement, or taking of any action authorizing or seeking to authorize the commencement, of a voluntary case by Licensee or Koll Real Estate Group, Inc., a Delaware corporation ("Parent"), (ii) Licensee's or Parent's consent to the entry of an order for relief against the Licensee or Parent in an involuntary case, (iii) Licensee's or Parent's filing of an answer or other pleading admitting or failing to deny the material allegations of a petition filed against the Licensee or Parent in an involuntary case or consenting to or acquiescing in the relief provided therein, (iv) Licensee's or Parent's consenting to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official of the Licensee or Parent or for all or substantially all of their respective properties,
     (v) Licensee's or Parent's making a general assignment for the benefit of, or entering into composition with, Licensee's or Parent's creditors, or
     (vi) Licensee's or Parent's generally being unable to pay its debts as the same become due; or (f) the entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law which order (i) is for relief against the Licensee or Parent in an involuntary case, (ii) appoints a custodian, receiver, trustee, assignee, liquidator or similar official of the Licensee or Parent or for all or substantially all of Licensee's or Parent's property or orders the liquidation of the Licensee or Parent, and
     (iii) such order or decree remains unstayed and in effect for 60 days."

     Defined terms not otherwise defined in this Amendment shall have the meanings provided in the License.


                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first above written.

                                   KREG OPERATING CO., a Delaware corporation


                                   By:  /s/ RAYMOND J. PACINI
                                        --------------------------------------
                                        Raymond J. Pacini
                                        Executive Vice President, Chief
                                        Financial Officer and Treasurer

                                   THE KOLL COMPANY, a California corporation


                                   By:  /s/  DONALD M. KOLL
                                        --------------------------------------
                                        Donald M. Koll
                                        Chairman and Chief Executive Officer


                                        /s/ DONALD M. KOLL
                                        --------------------------------------
                                        DONALD M. KOLL


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